SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 29, 2003






                         CNL RETIREMENT PROPERTIES, INC.
               (Exact Name of Registrant as Specified in Charter)



          Maryland                  000-32607               59-3491443
(State or other jurisdiction  (Commission File Number)     (IRS Employer
      of incorporation)                                  Identification No.)


           450 South Orange Avenue                              32801
               Orlando, Florida                               (Zip Code)
    (Address of principal executive offices)



       Registrant's telephone number, including area code: (407) 650-1000




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Item 5. Other Events and Required FD Disclosure.

         Reference is made to the press release dated April 29, 2003, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


       (a)    Not applicable.

       (b)    Not applicable.

       (c)    Exhibits.

              Exhibit No. 99.1   Press Release dated April 29, 2003.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                           CNL RETIREMENT PROPERTIES, INC.



Dated: April 29, 2003             By:      /s/ Thomas J. Hutchison III
                                           -------------------------------------
                                           THOMAS J. HUTCHISON III, President

                                  EXHIBIT INDEX


              Exhibit No. 99.1. Press Release dated April 29, 2003.

Exhibit 99.1                                                    LOGO





News Release

For information contact:
Lauren Harris
Director of Marketing
CNL Real Estate Services, Inc.
(407) 650-1205
                                                           For Immediate Release
                                                           ---------------------
                                                           April 29, 2003




                   CNL Retirement Properties, Inc. Signs Deal
       With Erickson Retirement Communities For Approximately $35 Million

ORLANDO, FL - CNL Retirement Properties, Inc. ("CNL"), one of the leading investment companies in the seniors' housing industry, announced today that it has invested approximately $35 million in two Erickson Retirement Communities' facilities located in Peabody, Massachusetts and Novi, Michigan.

The company has invested $17 million in Erickson's Fox Run Village, a Continuing Care Retirement Community (CCRC) under development in Novi. This transaction follows a $17.3 million investment in Erickson's Brooksby Village facility located in Peabody, Massachusetts. "Part of our long-term strategic program is to enhance our relationship with Erickson," said Thomas J. Hutchison III, president of CNL Retirement Properties, Inc. "They have proven to be a successful partner for us and we are currently exploring other investment opportunities with them in the second and third quarters of this year."

Upon its completion, Fox Run Village will be the largest retirement community in the state of Michigan and will include 1,815 residential units. Erickson's Brooksby Village, also undergoing development, will open the second piece of its fifth residential building this spring, and when complete is expected to include more than 1,700 units of senior housing. Combined, both campuses have more than 150,000 people age 65 or older living within a 10-mile radius of them.

                                     -More-


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CNL Signs  Deal With  Erickson  Retirement  Communities  For  Approximately  $35
Million,
2

CNL Retirement Properties, Inc., a real estate investment trust, is affiliated with CNL Financial Group, Inc., and specializes in the acquisition of premium independent and assisted living communities and continuing care retirement communities. Headquartered in Orlando, Florida, CNL Financial Group, Inc. is one of the nation's largest privately held real estate investment and finance companies. CNL Financial Group, Inc. and the entities it has formed or acquired have more than $5.5 billion in assets, representing more than 2,600 properties in 49 states. The company and those entities focus on properties in the retirement, hospitality, corporate facility, community development, retail and restaurant sectors.

                                       ###

This press release contains forward-looking statements. Although we believe that our expectations reflected in the forward-looking statements are based on reasonable assumptions, these expectations may not prove to be correct. Important factors that could cause our actual results to differ materially from the expectations reflected in these forward-looking statements include general economic, business and market conditions, changes in federal and local laws and regulations and increased competitive pressures.